AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
OCTOBER 21, 1996
                                                REGISTRATION NO. 333-08539
                    SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                           POST EFFECTIVE AMENDMENT
                                   NO. 1
                                    on
                              FORM S-8
                                to
                             FORM S-4
                      REGISTRATION STATEMENT
                               UNDER
                   THE SECURITIES ACT OF 1933*

                  Crompton & Knowles Corporation
          (Exact name of Corporation as Specified in Its Charter)
                   Massachusetts       04-1218720
     (State or Other Jurisdiction of           (I.R.S. Employer
       Incorporation or Organization)           Identification No.)
                One Station Place, Metro Center
                   Stamford, Connecticut 06902
                         (203) 353-5400
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of Corporation's Principal Executive Offices)

              1993 Uniroyal Chemical Stock Option Plan

                   John T. Ferguson II
           Vice President, General Counsel And Secretary
               Crompton & Knowles Corporation
              One Station Place, Metro Center
              Stamford, Connecticut 06902
                   (203) 353-5400
 (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

                 CALCULATION OF REGISTRATION FEE

Title of      Amount to      Proposed         Proposed      Amount of
Securities    Be             Maximum          Maximum       Registration
to be         Registered     Offering Price   Aggregate     Fee
Registered                   Per Share        Offering
                                              Price

Common Stock    1,744,928      ______           _____            (2)
$.10 par
value(1)

(1) Includes one attached Preferred Share Purchase Right per share of common stock, par value $.10 per share (together, the "Common Stock") of Crompton & Knowles Corporation (the "Corporation"). Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the 1993 Uniroyal Chemical Stock Option Plan.
(2) All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of (a) preliminary proxy materials on Schedule 14A of the Corporation on May 24, 1996, and (b) the Registrant's Form S-4 Registration Statement (333-08539) on July 22, 1996.
 * Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."
                                     PART II
              INFORMATION NOT REQUIRED IN THE PROSPECTUS
Introductory Statement
   Crompton & Knowles Corporation (the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-08539) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") with respect to up to 1,744,928 of the Registrant's Common Shares, par value $.10 per share ("Common Shares"), issuable in connection with the 1993 Uniroyal Chemical Stock Option Plan (the "Plan") of Uniroyal Chemical Corporation ("Uniroyal"). All such Common Shares were previously included in the Form S-4.
   On August 21, 1996, Tiger Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Subcorp"), was merged with and into Uniroyal (the "Merger") pursuant to an Agreement and Plan of Merger dated April 30, 1996, among the Registrant, Subcorp and Uniroyal (the "Merger Agreement"). As a result of the Merger, each outstanding share of Uniroyal Common Stock (with certain specified exceptions) was converted into Common Shares of the Registrant pursuant to the exchange ratio (the "Exchange Ratio") set forth in the Merger Agreement. Also as a result of the Merger, shares of Uniroyal Common Stock are no longer issuable upon the exercise of options to purchase Uniroyal Common Stock ("Uniroyal Options") pursuant to the Plan. Instead, participants in the Plan will receive in lieu of Uniroyal Common Stock that number of Common Shares of the Registrant equal to the number of shares of Uniroyal Common Stock issuable immediately prior to the effective time of the Merger upon exercise of a Uniroyal Option multiplied by the Exchange Ratio, with an exercise price for such option equal to the exercise price which existed under the corresponding Uniroyal Option divided by the Exchange Ratio.
   This Amendment No. 1 to Registration No. 333-08539 relates only to the Common Shares issuable pursuant to the Plan, and this is the first Post-Effective Amendment to the S-4 filed with respect to such shares.
Item 3.  Incorporation of Documents By Reference
There are incorporated herein by reference the following documents of the Corporation or the Plan filed with the Securities and Exchange Commission (the "Commission"):
    Annual Report of the Corporation on Form 10-K/A for the fiscal year ended December 30, 1995 (which incorporates by reference certain portions of the Corporation's 1995 Annual Report to Stockholders);
    Quarterly Reports of the Corporation on Form 10-Q for the quarter ended June 29, 1996, and on Form 10-Q/A for the quarter ended March 30, 1996;
    Current Report of the Corporation on Form 8K dated August 21, 1996;
    The description of the Corporation's Common Stock contained in any report or document filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and
    The description of the Corporation's Preferred Share Purchase Rights (which are currently transferred with the Corporation's Common Stock) contained in the Registration Statement of the Corporation on Exhibit 1 to Form 8-A dated July 29, 1988.
     All documents filed by the Corporation or the Plan pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
Item 4.  Description of Securities
    Not applicable.
Item 5.  Interests of Named Expert and Counsel
     John T. Ferguson II, Vice President, General Counsel and Secretary of the Corporation, beneficially owns 174,852 shares of Common Stock. Additional information concerning Mr. Ferguson is hereby incorporated herein by reference to the Registration Statement on Form S-4 of the Corporation (Registration No. 333-08539).
Item 6.  Indemnification Of Directors And Officers
   Section 67 of the Business Corporation Law of the Commonwealth of Massachusetts (the "B.C.L.") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons of the Corporation.
   The Corporation's By-laws provide that the Corporation shall, to the full extent permitted by law, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, direct or indirect, as a shareholder, creditor, or otherwise or who serve at its request in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise, or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director, officer, or trustee, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director of officer.
   Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit, or other proceeding may be paid from time to time by the Corporation, at the discretion of a majority of the disinterested directors then in office, in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amount so paid to the Corporation if it is ultimately determined that indemnification for such expenses is not authorized pursuant to the By-laws, which undertaking may be accepted without reference to the financial ability of such director or officer to make repayment.
   The Corporation's Restated Articles of Organization provide that a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the B.C.L. (such sections relate generally to the liability of directors for authorizing distributions to shareholders at a time when the Corporation is insolvent or bankrupt and the liability of directors for approving loans to officers or directors of the Corporation which are not repaid and which were not approved or ratified by a majority of disinterested directors or shareholders), or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
   The Corporation has insurance to indemnify its directors and officers, within the limits of the Corporation's insurance policies, for those liabilities in respect of which such indemnification insurance is permitted under the laws of the Commonwealth of Massachusetts.
Item 7.  Exemption From Registration Claimed
   Not applicable.
Item 8.  Exhibits
    The Exhibits to this Registration Statement are listed on the Index to the Exhibits on page II-7 of this Registration Statement which Index is hereby incorporated by reference herein. The undersigned registrant undertakes that it will submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan.
Item 9. Undertakings
   (a)  The Corporation hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports file by the Corporation pursuant to Section 13 or 15(d) of the Exchange Act that are incorporate by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.
   (b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provision, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES
   Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 16th day of October, 1996.
                                   CROMPTON & KNOWLES CORPORATION
                                    By: *
                                       Vincent A. Calarco
                                      Chairman, President And
                                      Chief Executive Officer
   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears
below constitutes and appoints Vincent A. Calarco and John T. Ferguson II, and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his/her substitutes, may lawfully do or cause to be done by virtue hereof.
   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 16, 1996.
SIGNATURE                                     TITLE


     *Vincent A. Calarco         Chairman, President and Chief Executive
                                 Officer(principal executive officer)

     *Charles J. Marsden          Vice President-Finance, Chief Financial
                                 Officer and Director (principal
                                 financial officer)

     *Peter Barna                Treasurer (principal accounting
                                 officer)


     *James A. Bitonti           Director


    *Robert A. Fox                 Director


    *Roger L. Headrick             Director


    *Leo I. Higdon, Jr.            Director


   *Michael W. Huber              Director


   *C.A. Piccolo                  Director


   *Patricia K. Woolf, Ph.D.       Director



*By: /s/John T. Ferguson II    Attorney-in-Fact
        John T. Ferguson II
                            EXHIBIT INDEX

Exhibit No.          Description

4                  1993 Uniroyal Chemical Stock Option Plan
5                    Opinion of John T. Ferguson II dated October 18, 1996.
23.1               Consent of John T. Ferguson II (included in
                   Exhibit 5).
23.2               Consent of Independent Auditors, KPMG Peat
                   Marwick LLP, dated October 17, 1996.
24.1               Power of Attorney (included on signature
                   page of Registration Statement).